UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2008

World Energy Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-136528	04-3474959
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

446 Main Street Worcester, Massachusetts	01608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 459-8100

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On September 8, 2008, World Energy Solutions, Inc. and its wholly-owned subsidiary World Energy Securities Corp. (collectively, the “Company”) entered into a Loan and Security Agreement (the “Agreement”) with Silicon Valley Bank (“SVB”). Under the Agreement, SVB has committed to make advances to the Company in an aggregate amount of up to $3,000,000, subject to availability against certain eligible account receivables and eligible retail backlog. The credit facility bears interest at a floating rate per annum based on SVB’s prime rate plus three-quarters of one percentage point (0.75%) on advances made against eligible accounts receivable and prime plus one-and-one-half of one percentage point (1.5%) on advances made against eligible retail backlog. These interest rates are subject to change based on the Company's maintenance of an adjusted quick ratio of one-to-one. All unpaid principal and accrued interest is due on September 7, 2009 (the “Maturity Date”). Until the Maturity Date, the Company is only required to pay interest, with each such payment due in arrears on the last calendar day of each month.

The Company intends to use the credit facility solely as working capital and to fund its general business requirements.

The credit facility is secured by a first priority perfected security interest in substantially all of the Company’s assets. The Agreement contains certain affirmative and negative covenants, including a tangible net worth covenant. Any failure by the Company to comply with these covenants and any other obligations under the Agreement could result in an event of default which could lead to acceleration of the amounts owed and other remedies.

The foregoing description of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Our discussion under Item 1.01 of this Current Report is hereby incorporated by this reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.

Date: September 8, 2008	By:	/s/ James Parslow
James Parslow
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement with Silicon Valley Bank dated September 8, 2008

99.1	Press Release dated September 8, 2008